Exhibit 10.1

SHAREHOLDER SUPPORT AGREEMENT

THIS SHAREHOLDER SUPPORT AGREEMENT, dated as of February 14, 2025 (the “Agreement”), by and among Quetta Acquisition Corporation, a Delaware corporation (“Parent”), and the persons and entities set forth on Schedule I hereto (each, a “Holder” and collectively, the “Holders”) of KM QUAD, a Cayman Islands exempted company (the “Company”).

W I T N E S S E T H:

A.	WHEREAS, Parent, the Company, Quad Global Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Parent (the “Purchaser”), Quad Group Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (“Merger Sub”), KJA2 Limited, a company organized under the laws of the British Virgin Islands and KN2 Limited, a company also organized under the laws of the British Virgin Islands (each, a “Principal Shareholder” and collectively, the “Principal Shareholders”), and Junan Ke, an individual, as the representative of the Principal Shareholders (the “Principal Shareholders’ Representative”), are entering into the Merger Agreement of even date herewith (as the same may be amended or supplemented from time to time in accordance with the Merger Agreement, and subject to Section 3.2 hereof, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), as a result of which the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the Cayman Islands as a wholly owned Subsidiary of Purchaser;

B.	WHEREAS, the Holders and their affiliates are the beneficial owners of class A ordinary shares and class B ordinary shares, par value $0.0001 per share, of the Company (the “Company Shares”) (such Company Shares, the Holders’ and their affiliates’ “Existing Shares” and such Existing Shares, together with any additional capital stock of the Company beneficially owned or acquired by the Holders and their affiliates on or after the date hereof, the “Shares”);

C.	WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, the Holders are entering into this Agreement with Parent; and

D.	WHEREAS, the board of directors of the Company has approved the Merger Agreement and the transactions contemplated thereby, and has consented to the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Holders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

ARTICLE II
AGREEMENT TO CONSENT AND VOTE

2.1 Agreement to Deliver Shareholders Resolutions. Prior to the Termination Date (as defined herein) and subject to Section 3.2, the Holders irrevocably and unconditionally agree that the Holders shall, promptly following the time at which the Registration Statement becomes effective under the Securities Act (and, in any event, within two Business Days of such time) to execute and deliver (or cause to be executed and delivered) the shareholders resolutions of the Company, substantially in the attached hereto as Exhibit A, pursuant to the Company’s memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands (“Cayman Companies Act”) covering all of the Shares approving the Merger, adopting the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transaction Matters”) (the “Shareholders Resolutions”).

2.2 Agreement to Vote. Prior to the Termination Date and subject to Section 3.2, each Holder, severally and not jointly, irrevocably and unconditionally agrees that such Holder shall, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares in favor of the Transaction Matters.

ARTICLE III
ADDITIONAL AGREEMENTS

3.1 Waiver of Appraisal Rights; Litigation. To the full extent permitted by law, each Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 238 of the Cayman Companies Act), any dissenters’ rights and any similar rights relating to the Merger that the Holder may directly or indirectly have by virtue of the ownership of any Shares. Each Holder further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub, or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing; provided that the foregoing shall not apply to any claim based on fraud or any breach committed prior to the termination of the Merger Agreement.

3.2 Additional Shareholder Consent Required. If the Merger Agreement is amended prior to the Closing in a manner that both (i) requires the consent of the Holders under applicable Law or the Company’s memorandum and articles of association and (ii) materially and adversely affects a Holder, then, notwithstanding anything to the contrary in this Agreement, such affected Holder may withhold its consent or approval to such amendment or any Transaction Matters in its sole and absolute discretion.

3.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares. The taking of any actions (or failures to act) by the Holder’s designees serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

3.4 Further Assurances. Each Holder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other ancillary agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under the Company’s organizational documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other transactions

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

4.1 Representations and Warranties. Each Holder hereby represents and warrants, severally and not jointly, as follows:

(a) Ownership. To the Holder’s knowledge, the Holder has, with respect to the Existing Shares, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to deliver written consents, vote, issue instructions with respect to the matters set forth in Article II, agree to all of the matters set forth in this Agreement and to transfer the Shares. The Existing Shares constitute all of the Company Shares owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party presently obligating the Holder to transfer or cause to be transferred to any person any of the Shares, and no person presently has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b) Organization; Authority. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Holder is not in violation of any of the provisions of the Holder’s certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any statutory law; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder will not, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental authority, except such filings and authorizations as may be required under the Exchange Act and under the Holder’s organizational documents.

ARTICLE V
MISCELLANEOUS

5.1 Disclosure. Each Holder hereby authorizes the Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Registration Statement the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement.

5.2 Termination. This Agreement shall terminate on the earliest of (a) the date the Merger Agreement is terminated in accordance with its terms, (b) the date on which the Merger is consummated (the “Termination Date”), or (c) with respect to any Holder, the written agreement of Parent, the Company and such Holder. Upon termination of this Agreement, all obligations of the parties hereunder shall cease, without any liability or obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability for any breach of this Agreement occurring before such termination. Section 5.2 shall survive the termination of this Agreement.

5.3 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

5.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.5 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

5.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Holder, to:

Pursuant to the contact information as specified under Schedule I.

and

if to Parent,

Quetta Acquisition Corporation

1185 Avenue of the Americas; Suite 301

New York, NY 10036

Attention: Hui Chen

Email: hui.chen@alum.cardozo.yu.edu

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Vivien Bai, Esq.

Email: vbai@loeb.com

5.7 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Holder means the actual knowledge of the Holder or any officer of Holder, if applicable, after due inquiry, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent after due inquiry. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, the Cayman Islands or the People’s Republic of China are authorized by Law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental authority or other entity of any kind or nature, and (c) an “affiliate” of a specified person is any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Holder; provided, further, that, for the avoidance of doubt, any general partner of the Holder shall be deemed an affiliate the Holder; and provided, further, that an affiliate of the Holder shall include any investment fund, vehicle or holding company of which an affiliate serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any affiliate of the Holder.

5.8 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.9 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

5.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the aforesaid courts, (ii) waives any objection to laying venue in any such action or proceeding in the aforesaid courts, (iii) waives any objection that the aforesaid courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.5.

5.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Holder’s obligation to deliver the Shareholders Resolutions), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

5.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

5.16 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

QUETTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

[Signature Page to the Shareholder Support Agreement]

HOLDER:

[_____________]

By:
Name:
Title:

[_____________]

By:
Name:
Title:

[_____________]

By:
Name:
Title:

[Signature Page to the Shareholder Support Agreement]

SCHEDULE I

NAME OF SHAREHOLDER	NUMBER OF COMPANY VOTING SHARES	ADDRESS FOR NOTICES
KJA2 Limited	13,500,000	c/o KM QUAD No. 10 Shunyi Road, Automotive Industry Park Economic Development Zone Jiujiang City, Jiangxi Province, PRC
KN2 Limited	12,000,000	c/o KM QUAD No. 10 Shunyi Road, Automotive Industry Park Economic Development Zone Jiujiang City, Jiangxi Province, PRC

[Schedule I to Shareholder Support Agreement]

EXHIBIT A

KM QUAD

incorporated in the Cayman Islands
Company No. 412400

(the Company)

Unanimous written resolutions of the shareholders of the Company passed on __________ 2025

We, the undersigned, being all the shareholders of the Company having the right to receive notice of, attend and vote at general meetings of the Company, hereby resolve the following shareholder resolutions by way of written consent.

1	APPROVAL OF PLAN OF MERGER

1.1	It is resolved, by SPECIAL RESOLUTION, that:

(a)	the Company be and is hereby authorised to merge (the Acquisition Merger) with and into [name of merger sub], (the Merger Sub), an exempted company incorporated under the laws of the Cayman Islands, pursuant to the agreement and plan of merger (including all exhibits and schedules thereto) to be entered into by and among the Company, certain shareholders of the Company, Qiuping Ke, Quetta Acquisition Corporation, a Delaware corporation (the Parent), [name of purchaser], a Cayman Islands exempted company and wholly-owned subsidiary of the Parent and the Merger Sub, in the form as attached in Appendix 1 (the BCA), so that the Company will be the surviving company (the Surviving Company) upon the Effective Time (as defined in the BCA and/or the Plan of Acquisition Merger (as defined below)) and all the undertaking, property and liabilities of the Merger Sub and the Company shall vest in the Company by virtue of such merger pursuant to the provisions of the Companies Act (Revised) of the Cayman Islands (the Companies Act);

(b)	the plan of merger in the form as attached in Appendix 2 hereto and approved by resolution of the directors of the Company and submitted to the shareholders of the Company for approval (the Plan of Acquisition Merger), be and is hereby approved and confirmed in all respects;

(c)	the Company be and is hereby authorised to enter into the BCA and the Plan of Acquisition Merger;

(d)	the Plan of Acquisition Merger be and is hereby executed by any one director on behalf of the Company and any one director be and is hereby authorised to submit the Plan of Acquisition Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands;

(e)	as at the Effective Time, the memorandum and articles of association of the Company shall cease and the amended and restated memorandum and articles of association of the Company in the form annexed to the Plan of Acquisition Merger shall be the memorandum and articles of association of Company until thereafter amended and/or restated in accordance with their terms and as provided by the Companies Act;

(f)	the Plan of Acquisition Merger be executed by the any one director on behalf of the Company and any one director be authorised to submit, or instruct the Company’s legal advisors, registered office provider of the Company, Maples and Calder (Cayman) LLP and/or Maples Corporate Services Limited to submit, the Plan of Acquisition Merger together with any supporting documentation, to the Registrar of Companies of the Cayman Islands; and

(g)	all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these resolutions by any one director or any officer of the Company in connection with the transactions contemplated by these resolutions be and are hereby approved, ratified and confirmed in all respects.

2	PART XVI OF THE COMPANIES ACT

2.1	It is noted that for the purposes of Part XVI of the Companies Act, the Plan of Acquisition Merger has been authorised by the Company by way of a special resolution of the shareholders of the Company.

3	COUNTERPARTS

3.1	These written resolutions may be signed in counterparts.

[signatures follow on next page]

Name:

Director

acting for and on behalf of

JC Limited

[Signature Page to Shareholders Resolutions of KM QUAD]

Name:

Director

acting for and on behalf of

WDY Limited

[Signature Page to Shareholders Resolutions of KM QUAD]

Name:

Director

acting for and on behalf of

HH Limited

[Signature Page to Shareholders Resolutions of KM QUAD]

Name:

Director

acting for and on behalf of

KJA2 Limited

[Signature Page to Shareholders Resolutions of KM QUAD]

Name:

Director

acting for and on behalf of

KN2 Limited

[Signature Page to Shareholders Resolutions of KM QUAD]

Appendix 1

BCA

Appendix 2

Plan of Acquisition Merger